UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2008, Design Within Reach, Inc. (the “Company”) entered into an employment agreement with Ray Brunner, the Company’s President and Chief Executive Officer. The employment agreement supersedes Mr. Brunner’s amended and restated offer of employment letter dated March 16, 2007 and provides that Mr. Brunner is required to devote his full business time and services to the Company, provided that he may engage charitable, community service and industry association activities and manage his own finances, so long as those activities do not interfere with the performance of his duties under the employment agreement as determined by the Company’s board of directors. His initial base salary is $375,000, which the compensation committee of the board of directors will review annually. He is also eligible for an annual bonus at the 100% target level in accordance with performance objectives determined by the board of directors. The Company also agreed to grant Mr. Brunner options to purchase 100,000 shares each year during the initial term of the employment agreement. The employment agreement’s initial term ends on March 31, 2013, and will be automatically renewed for successive one-year periods unless either party gives thirty days written notice of nonrenewal.

Mr. Brunner will be reimbursed for the cost of leasing a house in San Francisco, not to exceed $10,000 per month, provided that such amount will be offset by rental income, if any, on his house in Portland, Oregon. If Mr. Brunner sells the Portland, Oregon house, the lease reimbursements will cease six months after such date. The Company also agreed to reimburse Mr. Brunner for relocation expenses up to $25,000 and the seller’s portion of the realtor fee up to 6% of the gross sales price for the sale of his house. The Company will also gross up these relocation reimbursements to fully compensate Mr. Brunner for any taxes owed on such payments.

If the Company terminates the employment of Mr. Brunner without cause (as defined in the employment agreement), or Mr. Brunner resigns for good reason (as defined in the employment agreement), he will be entitled to receive twelve months base salary. The employment agreement also provides that if in the three-month period prior to a change of control (as defined in the employment agreement) of the Company or in the twelve-month period following a change of control in the Company, Mr. Brunner is terminated without cause or Mr. Brunner resigns for good reason, then Mr. Brunner will be paid a lump sum equal to two times his then-current base salary.

The employment agreement, which is filed as Exhibit 99.1 to this report on Form 8-K, is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to such exhibit.

Item 2.02.	Results of Operations and Financial Condition.

On March 27, 2008, Design Within Reach, Inc. (the “Company”) issued a press release announcing preliminary financial results for the quarter ended March 29, 2008. A copy of this press release is attached hereto as Exhibit 99.2.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Employment Agreement between the Company and Ray Brunner, dated March 31, 2008.

99.2	Press Release dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2008	DESIGN WITHIN REACH, INC.

	By:	/s/ John Hellmann
John Hellmann
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement between the Company and Ray Brunner, dated March 31, 2008.

99.2	Press Release dated March 27, 2008.

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